UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2012

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50812	95-3947402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3140 East Coronado Street

Anaheim, CA 92806

(Address of principal executive offices) (Zip Code)

(714) 688-5201

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 23, 2012, MFLEX Chengdu Co., Ltd. (“MCH”), a subsidiary of Multi-Fineline Electronix, Inc., entered into a Line of Credit Agreement (the “MCH Credit Line”) with Bank of China Co., Ltd. Chengdu Development West Zone Sub-Branch (“BC”), providing for a line of credit to MCH in an amount of $11 million US dollars. The MCH Credit Line will mature on October 17, 2012. MCH and BC have also entered into a Facility Offer Letter dated as of March 23, 2012 (the “Facility Offer Letter”). The Facility Offer Letter sets forth basic pricing and favorable pricing (the “MFLEX Price”) negotiated by BC and MCH. The loan interest rate for US dollar borrowing under the MCH Credit Line shall not be lower than the one-year LIBOR rate plus 550 basis points. The basis points shall be negotiated by the parties based on the lending cost in the Chinese market for US dollars on the day the loan is made. A copy of each of the MCH Credit Line and the Facility Offer Letter are attached hereto.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.80	Line of Credit Agreement between MFLEX Chengdu Co., Ltd. and Bank of China Co., Ltd. Chengdu Development West Zone Sub-Branch dated March 23, 2012

10.81	Facility Offer Letter between MFLEX Chengdu Co., Ltd. and Bank of China Co., Ltd. Chengdu Development West Zone Sub-Branch dated March 23, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 27, 2012	MULTI-FINELINE ELECTRONIX, INC.

	By:	/s/ Thomas Liguori
Thomas Liguori
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.80	Line of Credit Agreement between MFLEX Chengdu Co., Ltd. and Bank of China Co., Ltd. Chengdu Development West Zone Sub-Branch dated March 23, 2012

10.81	Facility Offer Letter between MFLEX Chengdu Co., Ltd. and Bank of China Co., Ltd. Chengdu Development West Zone Sub-Branch dated March 23, 2012

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